Allianz Life Insurance Company of North America         [Allianz Logo]


Eric Carlson, ASA, MAAA
Manager
Variable Products Actuarial

1750 Hennepin Avenue
Minneapolis, MN  55403-2195
Telephone: (763) 582-6022
Telefax: (763) 765-6252


April 4, 2001

The Board of Directors
Allianz Life Insurance Company of North America
1750 Hennepin Avenue
Minneapolis, MN  55403



                            CONSENT OF ACTUARY


I hereby consent to the inclusion of the Illustrations of Policy Values contained in Appendix A and the Table of Net Single Premium Factors contained in Appendix B in a Registration Statement Form S-6 registering Single Premium Variable Life Insurance Policies. The illustrations have been prepared in accordance with standard actuarial principles and reflect the operation of the Policy by taking into account all charges under the Policy and in the underlying fund, and are shown for males and females at a variety of underwriting classifications.

Sincerely,


/s/      Eric Carlson
      ______________________

         Eric Carlson, ASA, MAAA